SCHEDULE 14C
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

|_|  Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X|  Definitive Information Statement

                             ROBCOR PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  None required
|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     1)   Amount previously paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                             ROBCOR PROPERTIES, INC.
                              3505 Castlegate Court
                            Lexington, Kentucky 40502
                               PH: (859) 268-6264

                                  July 11, 2006

                              INFORMATION STATEMENT
Dear Stockholder:

     This Information Statement (the "Information Statement") is furnished by the Board of Directors of Robcor Properties, Inc., a Florida corporation (the "Company", or "us"), to the stockholders of record of the Company at the close of business on July 3, 2006 (the "Record Date") to provide information with respect to certain corporate actions taken by written consent executed by holders of a majority of the outstanding shares of the Company's common stock that were entitled to vote on such actions (the "Majority Stockholders").

     The written consent, executed by the Majority Stockholders, approved an amendment to our Articles of Incorporation to affect a ten-for-one reverse split of our common stock.

     The Majority Stockholders have approved, by written consent, all of the above-described actions. Therefore, all required corporate approvals for this actions have been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                          By Order of the Board of Directors,


                                          /s/ Timothy P. Halter
                                          Timothy P. Halter
                                          President, Chief Executive Officer and
                                          Chief Accounting Officer
Lexington, Kentucky
July 11, 2006

                             ROBCOR PROPERTIES, INC.
                              3505 Castlegate Court
                            Lexington, Kentucky 40502
                               PH: (859) 268-6264

                                  July 11, 2006

                        PURPOSE OF INFORMATION STATEMENT

     This Information Statement (the "Information Statement") is being mailed on or about, July 11, 2006 to the stockholders of record of Robcor Properties, Inc., a Florida corporation (the "Company", or "us"), at the close of business on July 3, 2006 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

     This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning an amendment to our Articles of Incorporation to effect a ten-for-one reverse split of the Company's common stock as approved by holders of a majority of our voting stock (the "Majority Stockholders"), on the Record Date.

RECORD DATE AND VOTING SECURITIES
---------------------------------

     Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one series of common stock, of no par value, outstanding. On the Record Date, 25,410,000 validly issued shares of our common stock were issued and outstanding and held of record by approximately 49 registered stockholders.

STOCKHOLDERS' RIGHTS
--------------------

     The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by
Section  607.0704(1)  of the  Florida  Business  Corporation  Act (the  "FBCA").
Section 607.0704(1) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible so as to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company's voting power to approve the actions described in this Information Statement.

     The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has first been sent or given to the Company's stockholders.

DISSENTERS' RIGHTS
------------------

     The FBCA does not provide for dissenters' rights in connection with any of the actions described in this Information Statement.

EXPENSES
--------

     The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

ACCOUNTANTS
-----------

     The name our current independent public accountant is Malone & Bailey, PC.

STOCKHOLDERS SHARING AN ADDRESS
-------------------------------

     We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A
                  REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A
                              RATIO OF TEN-FOR-ONE


GENERAL
-------

     On June 20, 2006, our Board of Directors unanimously approved and recommended that the stockholders approve, and on June 30, 2006 the Majority Stockholders approved, an amendment to the Articles of Incorporation to affect a reverse stock split of our common stock. The Board of Directors determined that by reducing the number of shares of our common stock from 25,410,000 to approximately 2,541,000 shares, the Company will be better positioned to affect our business strategy of entering into a business combination with a private entity that has current business operations.

     The reverse stock split, when implemented, will not change the par value of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns 10 or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

     We intend to search for a potential transaction involving a target enterprise looking for value in combining in a public corporation. At the present time, we have not reached any agreement or definitive understanding with any enterprise concerning its interest in us.

     Our search will be directed toward enterprises that have a desire to become public corporations. In addition, these enterprises may seek to have our stock qualify for trading on an exchange such as NASDAQ or the American Stock Exchange. We intend to concentrate our search on enterprises that we believe may realize a substantial benefit by being publicly owned.

     We do not propose to restrict our search to enterprises that are located in any particular geographical area or involved in any particular industry. We may, therefore, search for enterprises that engage in essentially any business to the extent of their limited resources. Our discretion in our search for enterprises is unrestricted.

     It is anticipated that we will not be able to diversify, but will essentially be limited to targeting one enterprise due to our limited financial resources. This lack of diversification will not permit us to offset potential losses from one enterprise against profits from another.

     Our business strategy will be implemented by or under the supervision of our officers and directors, none of whom are professional business analysts. Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of target enterprises, and might pay a finder's fee.

     In analyzing potential target enterprises, our management anticipates that it will consider, among other things, the following factors:

     1. Potential for growth and profitability indicated by new technology, anticipated market expansion, or new products;

     2. Perceived reception of the target enterprise by the investment community and by stockholders;

     3. Potential for listing our common stock on an exchange such as NASDAQ or the American Stock Exchange; and

     4. Strength of existing management or management prospects of the target enterprise.

     None of the factors described above will be controlling in the selection of a target enterprise, and we will attempt to analyze all factors appropriate to each opportunity and make a determination based upon available information.

     We are unable to predict if or when our search for a target enterprise will be complete.

CONSENT REQUIRED
----------------

     Approval of the amendment required the consent of the holders of the outstanding shares of our common stock, as of the Record Date. The Majority Stockholders, who owned approximately 98% of the outstanding shares of our common stock as of the Record Date, have given consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholders' written consent in favor of the action. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO ARTICLES OF INCORPORATION
--------------------------------------

     Approximately 20 days after this Information Statement has first been sent or given to stockholders, our Articles of Incorporation will be amended to affect a ten-for-one reverse stock split.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT
-----------------------------------------------------

     There is no assurance that once the reverse stock split is affected we will be able to consummate a business combination.

     The market price per new share of our common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"). Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of our common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT
--------------------------------------------

Corporate Matters.

     The reverse stock split will be affected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any stockholders owning a fractional share. See "Fractional Shares" below.

     The reverse stock split will affect all stockholders uniformly and will not affect materially such stockholders' percentage ownership interests in the company. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.

     No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the reverse stock split.

Authorized Shares.

     As of the Record Date, we had 1,000,000,000 shares of common stock authorized and 25,410,000 shares of common stock outstanding. Although the number of shares of common stock we are authorized to issue will not change as a result of the reverse stock split, the number of shares of our common stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the reverse stock split divided by 10. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

Accounting Matters.

     The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect.

     Although, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES
------------------------------------------------------------------------------

     Approximately 20 days after this Information Statement has first been sent or given to stockholders, we will file an amendment to our Articles of Incorporation in the form approved by our Majority Stockholders with the Secretary of State of the State of Florida. The reverse stock split will become effective upon the filing of our Amended Articles of Incorporation with the State of Florida, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

     Our transfer agent, Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, is acting as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares must surrender certificates representing Old Shares for certificates representing New Shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. The Company will pay all fees, including the transfer agent's fee, associated with certificate exchange and delivery. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
----------------------------------------------------------

     EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                                 STOCK OWNERSHIP

     The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and our other executive officers, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.


     The mailing address for Halter Financial Investments, L.P. is 12890 Hilltop
Road, Argyle,  Texas 76226. The mailing address for Mr. Heitz is 3505 Castlegate
Court, Lexington , KY 40502.


                                                                                     Percentage
                                          Shares Beneficially Owned                  Outstanding
                                          -------------------------                  -----------
                                         Before               After          Before                After
         Name                          Stock Split         Stock Split   Stock Split (1)      Stock Split (2)
         ----                          -----------         -----------   ---------------      ---------------
Halter Financial Investments, L.P.     12,900,000          1,290,000     50.8%                50.8%
(3)

Michael Heitz                          12,000,000          1,200,000     47.2%                47.2%

All Officers and Directors as a
group (2 Persons)                      24,900,000          2,490,000     98.0%                98.0%
------------------------------------

(1) In determining the percent of voting stock owned by a person before the reverse stock split, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of
(i) the  25,410,000  shares of common stock  outstanding on the Record Date, and
(ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(2) In determining the percent of voting stock owned by a person after the reverse stock split (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of
(i) the approximately 2,541,000 shares of common stock that will be outstanding after the reverse stock split and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(3) Halter Financial Investments, L.P. is a Texas limited partnership. The limited partners include, TPH Capital, L.P, a Texas limited partnership of which Timothy P. Halter, our sole officer and director is sole limited partner, Bellfield Capital Partners, L.P., a Texas Limited Partnership, River Green Capital, LLC., a Nevada limited liability company, and Colhurst Capital, L.P., a Texas limited partnership.

                                  ARTICLE II.

                           MARKET FOR OUR COMMON STOCK

     Our common stock is traded on the Over the Counter Bulletin Board under the symbol "ROBP.OB."

                        ADDITIONAL AVAILABLE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or may be accessed at www.sec.gov.

                              Letter of Transmittal
                   To accompany surrendered certificate(s) for
                     Common Stock of Robcor Properties, Inc.

To:
Securities Transfer Corporation
PO Box 701629
Dallas, TX 75370-1629


The Board of Directors and holders of a majority of the common stock of Robcor Properties, Inc. (the "Company") approved a reverse stock split on a 10 to 1 basis. The Company is now effecting the reverse stock split.

Pursuant to action of the Board of Directors of the Company, the Company has obtained a new Cusip number for its common stock. The undersigned herewith surrenders the below described common stock certificate(s) ("Old Common") of the Company or ("Old Common") for new certificate(s) (Cusip 77028P 20 9) ("New Common") which New Common reflects a 10 for 1 exchange of shares of Old Common for each New Common.

===================  =================  ===================  =================
  Certificate No.      No. of Shares      Certificate No.      No. of Shares
===================  =================  ===================  =================

===================  =================  ===================  =================

===================  =================  ===================  =================

===================  =================  ===================  =================

===================  =================  ===================  =================
Attach separate schedule if necessary   Total Number of Shares Surrendered
======================================  ======================================

The undersigned acknowledges that the shares of New Common are being received in complete satisfaction of all rights arising from ownership of the shares represented by the certificate(s) enclosed herewith in exchange for the undersigned's Old Common .

================================================================================

       Special Instructions for                 Special Instructions for
           issuance of Stock                       Delivery of Stock
--------------------------------------  ----------------------------------------

(Fill in only if stock is to be ISSUED  (Fill in only if stock is to be MAILED
 in a name other than that of the        to a name other than that of the
 registered owner-type or print.)        registered owner-type or print.)
 See Instructions 3.

      TAX IDENTIFICATION NUMBER
      -------------------------

      _________________________


Name__________________________________  Name____________________________________

Address_______________________________  Address_________________________________
          (Street Address or PO Box)              (Street Address or PO Box)

City______________State_____Zip_______  City______________State_____Zip_________

================================================================================

Date:________________________           SIGN HERE_______________________________
                                                 Signature of Owner or
                                                 Authorized Agent
================================================================================

IMPORTANT: Please sign your name exactly as it appears on your certificate. Each joint tenant should sign. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, signature of the authorized person.

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES

1. This Letter of Transmittal must be completed, dated, properly signed and mailed to Securities Transfer Corporation at PO Box 701629, Dallas, Texas 75370, and accompanied by the certificate(s) in order for the shares to be surrendered for exchange. The signatures on this Letter of Transmittal do not need to be guaranteed except as provided in paragraph 3. Certificates(s) must be mailed to Securities Transfer Corporation with a fee of $20 at the address shown to effect the exchange.

2. If the new certificate(s) are to be issued in the same name as the current registered holder(s), the surrendered certificate(s) need not be endorsed.

3. If the new certificate(s) are to be issued in a DIFFERENT NAME from that in which the surrendered certificate(s) are registered, the surrendered certificate(s) must be endorsed or accompanied by appropriate instruments of transfer executed, in either case with the signature(s) Medallion guaranteed by a commercial bank or trust company in the United States, a member of a registered securities exchange or a member of the National Association of Securities Dealers, Inc. If the surrendered certificate(s) are held in JOINT NAMES, it must be endorsed by all CO-owners. Endorsement by trustees, executors, administrators, guardians, officers of corporation, attorneys-in-fact, or acting in a fiduciary capacity must be accompanied by proper evidence of the signer's authority to act.

4. A single common stock certificate will be issued unless specifically requested by the Shareholder. If the Shareholder requires more than one certificate for his, her or its shares, there will be a charge of $20.00 per additional certificate payable by the Shareholder and specific instructions as to denominations are given with this Letter of Transmittal.

5. All inquiries with respect to the surrender of certificate(s) or of missing certificate(s) should be made directly to Securities Transfer Corporation at the address shown above or by calling (469)-633-0101.

The method of forwarding the certificates to Securities Transfer Corporation as Exchange Agent is at the option and risk of the owner(s) thereof. Certified mail is recommended.